                                                                    EXHIBIT 4.06

                                                               CUSIP 023139 AB 4
                                                               SEE REVERSE FOR
                                   AMBAC                     CERTAIN DEFINITIONS
                                   INC.
                                   7 1/2% DEBENTURE DUE 2023


   AMBAC INC., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
   to), for value received, hereby promises to pay to



  7 1/2%                                                                  7 1/2%
  DUE 2023                                                              DUE 2023


   ,or registered assigns, the principal sum of                          DOLLARS

on May 1, 2023 and to pay interest thereon from May 1, 1993 or from the most recent Interest Payment Date to whIch interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1, 1993 at the rate of 71/2% per annum, until the principal hereof is paid or made available for payment . The Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided In such indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, as more fully provided in the Indenture. Each payment of Interest hereon shall include interest accrued from and including the preceding Interest Payment Date or the date of issuance, as the case may be, to and excluding the relevant Interest Payment Date or' Maturity, as the case may be.

        Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

        TRUSTEES CERTFICATE OF AUTHENTICATION
        This in one of the Securities of the
        series designated therein referred to in
        the within-mentioned indenture.                                              AMBAC INC.

         THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),                            Attest:                 By:
                                             as Trustee

By:                                                                                  By: /s/ Richard Gross    /s/ Phillip Lassiter
                                                                                     SENIOR VICE PRESIDENT    CHAIRMAN OF THE BOARD,
                                  Authorized Officer                                    AND SECRETARY         PRESIDENT, AND CHIEF
                                                                                                              EXECUTIVE OFFICER

                                   AMBAC INC.

                            71/2% DEBENTURE DUE 2023
--------------------------------------------------------------------------------

  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1991 as it may be supplemented from time to time (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association). Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $75,000,000.

 The Securities of this series may not be redeemed prior to Maturity.

 The Securities of this series are not subject to the operation of any sinking fund.

  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in either case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

  The indenture permits, with certain exceptions as therein provided, the amend-ment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities to be so affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of not less than a majority in principal amount, in certain instances of the Outstanding Securities of individual series and in other instances of all Securities at the time Outstanding to waive on behalf of all of the Holders of Securities of such individual series or of the Holders of all Securities at the time Outstanding, as the case may be, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or make provision as provided in the Indenture for the payment of the amount of principal of and interest on this Security herein provided and at the times, place and rate, and in the coin or currency herein prescribed.

  As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

  No service charge shall be made for any such registration of transferor exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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                                 ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

   TEN COM -- as tenants in common                               UNIF GIFT MIN ACT --_____________________ Custodian ______________
   TEN ENT -- as tenants by the entiretes                                                    (Cust)                       (Minor)
   JT TEN  -- as joint tenants with right                                                      Under Uniform Gifts to Minors Act
              of survivorship and not as tenants in common                                             ____________________
                                                                                                             (State)

    Additional abbreviations may also be used though not in the above list,



      FOR VALUE RECEIVED, the undersigned hereby sell(s). assign(s) and transfer(s) unto


    PLEASE INSERT SOCAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE



    Please print or type name and address, including zip code, of assignee the within Security and all rights thereunder, irrevocably constituting and appointing to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated ___________
SIGNATURE GUARANTEED

                                         NOTICE The signature to this assignment
                                                must correspond with the name as
                                                it appears upon the face of the
                                                within Security in every
                                                particular, without alteration
                                                or enlargement or any change
                                                whatsoever.